United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$594,220
Unrealized Gain (Loss) on Market Value of Futures	(580,620)
Dividend Income	823
Interest Income	684
ETF Transaction Fees	350
Total Income (Loss)	$15,457

Expenses
General Partner Management Fees	$29,806
Tax Reporting Fees	8,242
Audit Fees	7,192
Legal Fees	843
Non-interested Directors' Fees and Expenses	747
NYMEX License Fee	745
Prepaid Insurance Expense	696
Brokerage Commissions	457
Total Expenses	$48,728
Net Income (Loss)	$(33,271)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/14	$59,521,997
Withdrawals (50,000 Shares)	(2,159,535)
Net Income (Loss)	(33,271)

Net Asset Value End of Month	$57,329,191
Net Asset Value Per Share (1,300,000 Shares)	$44.10

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612